UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10188 Telesis Court, Suite 222 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 882-9500
(Registrant’s telephone number, including area code)

233 Wilshire Blvd., Suite 310 Santa Monica, California 90401
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On October 6, 2010, the holder of the outstanding share of Proportionate Voting Preferred Stock of Pacific Office Properties Trust, Inc. (the “Company”), which represented 46,173,693 votes (or 91.0% of the voting power of the Company as of such date), took action by written consent to approve a proposal to amend the charter of the Company to (i) declassify the Board of Directors, (ii) remove the provision permitting the Board of Directors to designate “special resolutions,” (iii) modify certain provisions relating to the restrictions on ownership and transfer included in the charter designed to help the Company preserve its status as a real estate investment trust and (iv) remove the provision by which the Company elected to be governed by the Maryland Business Combination Act.  Accordingly, the proposed charter amendments, which were previously approved by the Company’s Board of Directors, received the requisite majority approval of all the votes entitled to be cast on the matter.  The Company intends to file Articles of Amendment with the State Department of Assessments and Taxation of Maryland to effectuate these charter amendments after the expiration of the waiting period under Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: October 8, 2010	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer